Exhibit 10.12

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

AMENDMENT No. 3

TO THE COOPERATION AGREEMENT

By and between

Pierre et Marie Curie University (Paris 6)

a French public, scientific, cultural and professional establishment

SIRET No.: 19751722000012 - APE Code: 8452Z

4 Place Jussieu, 75252 Paris Cedex 05

Represented by its President, Mr. Jean CHAMBAZ

Hereinafter “UPMC”

And

The Centre National de la Recherche Scientifique, (National Center for Scientific Research)

A French public scientific and technical research establishment,

SIRET No. 180089013, APE Code: 7312Z

located at 3-5 rue Michel Ange, 75794 PARIS CEDEX 16,

represented by its Director General, Mr. Alain FUCHS,

Hereinafter referred to as “the CNRS”

And

Institut National de la Santé et de la Recherche Médicale (French National Institute of Health and Medical Research),

A French public, scientific and technical research establishment, located at 101 rue de Tolbiac, 75013 PARIS represented by Mr. Yves Levy, Chairman and Chief Executive Officer

Hereinafter referred to as “INSERM”

UPMC, the CNRS and INSERM acting both in their own name and in the name and on behalf of the Research Center Institut de la Vision (Vision Institute), a joint research unit (UM 80) (UMRS 968 INSERM UPMC- UMR 7210 CNRS UPMC), directed by Professor José SAHEL.

UPMC has been authorized by the CNRS and INSERM to sign this Cooperation Agreement in its name and on its behalf.

UPMC, the CNRS and INSERM being hereinafter jointly referred to as “the ESTABLISHMENTS”.

Party of the first part

AND

GENSIGHT Biologics, a French Société Anonyme, having its registered office at 74 rue du Faubourg Saint Antoine, 75012 PARIS

Represented by Bernard GILLY, Chairman and CEO,

Hereinafter the “Company”

Party of the second part

The Establishments and the Company are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

RECITALS:

The Company and UPMC, acting on behalf of the ESTABLISHMENTS, signed, on 19 December 2013, a certain cooperation agreement (hereinafter the “Cooperation Agreement”) allowing for the creation of a priority cooperation by and between GENSIGHT and Institut de la Vision for the performance of research work in the area of the targeting of mitochondria and treatment by gene therapy of Leber’s optic neuropathy as well as the vision restoration strategy using optogenetics in patients suffering from retinitus pigmentosa or AMD.

The Cooperation Agreement has already been amended by way of two amended agreements (hereinafter the “Amended Agreements”) signed on 20 March 2014 (Ref. UPMC C14/0665A01) and on 4 December 2014 (Ref. UPMC: C14/0665A02) respectively.

Taking into account the specific agreements executed under the Cooperation Agreement and the related terms, the Parties wish to extend the term of the Cooperation Agreement by way of a third Amendment (hereinafter “3rd Amendment”). Also, the Parties wish to redefine the financial contribution provided for in the Cooperation Agreement.

NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

Article I - Purpose of the 3rd Amendment

The purpose of the 3rd Amendment is as follows:

•	extending the term of the Cooperation Agreement; and

•	increasing the financial contribution provided by the Company to the Establishments and setting forth the terms applicable to such additional financial contribution.

Article II – Extension of the term of the Cooperation Agreement

The Parties decide to extend the term of the Cooperation Agreement.

As a consequence, notwithstanding its execution date, the 3rd Amendment shall come into effect on 1 March 2015 and shall extend the term of the Cooperation Agreement until 14 March 2018.

Article III – Financial terms

Pursuant to the 3rd Amendment, the Company agrees to pay to UPMC an additional financial contribution equal to [**] euro not including the value added tax (€[**] not including VAT), plus VAT at the rate applicable at the time of its invoicing, with the total contribution thus being increased to [**] euro not including the value added tax (€[**] not including VAT).

The provisions of Article 9 of the Cooperation Agreement are thus deleted and replaced by the following provisions:

“GENSIGHT financial contribution under this Agreement and the Specific Agreements is defined as follows:

A total amount of [**] euro not including the value added tax (€[**] not including VAT).

The said compensation, plus VAT on the then applicable rate, shall be paid according to the following timetable:

•	€[**] not including the value added tax as of the execution date of the Cooperation Agreement

•	€[**] not including the value added tax at the end of the first year following the execution of the Cooperation Agreement

•	€[**] and the corresponding taxes as of the execution date of this 3rd Amendment

•	€[**] and the corresponding taxes as of [**]

•	€[**] and the corresponding taxes as of [**]

•	€[**] and the corresponding taxes as of [**]

in consideration for the following:

1)	completion by the LABORATORY of the Research and Cooperation activities whose programs and budgets are defined under Specific Cooperation Agreements;

2)	the exclusive right to use in the Area granted to GENSIGHT and its Affiliates by the ESTABLISHMENTS as regards their fraction of the ownership rights the Common Results during the period defined in Article 7.1;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Financial contributions under this Agreement shall be paid to UPMC for the account of the Laboratory and shall be specified in each Specific Agreement executed with the ESTABLISHMENT that signed the said Specific Agreement on behalf of the LABORATORY. It is agreed that the Research Activity shall be financed by GENSIGHT in an amount corresponding to the total costs borne by the LABORATORY, while the Cooperation Activity shall be financed at least in the amount of the additional costs borne by the LABORATORY. In any event, the addition of the cost of the Research and Cooperation Activities upon the expiration of the agreement shall not exceed the aggregate amount of €[**] not including VAT ([**] euro not including the value added tax) set forth in this Agreement.

Should one or more specific Agreements be executed with INSERM, UPMC shall re-transfer to INSERM the amounts corresponding to each of the said Specific Agreements.

Upon submission of invoices by UPMC, payments shall be made to:

Monsieur l’Agent Comptable de l’Université Pierre et Marie Curie

RECETTE GENERALE DES FINANCES DE PARIS

94 RUE REAUMUR

75002 PARIS

ACCOUNT NUMBER [**]

Payments shall be made within [**] days from the end of the month following receipt of the invoice.”

Article IV –No amendment to the other terms of the Cooperation Agreement

All such clauses of the Cooperation Agreement and Amended Agreements as are not amended by this 3rd Amendment shall be unchanged and shall remain fully effective among the Parties.

This 3rd Amendment forms an integral part of the Cooperation Agreement.

Done in Paris, on

In two (2) original copies,

Université Pierre et Marie Curie	The Company
Jean CHAMBAZ President	Bernard GILLY Chairman

Signature of the LABORATORY’s Director Professor José-Alain Sahel

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.